Exhibit 10.9

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Agreement”) is made and entered into effective as of January 13, 2006, by and among TRANSAX INTERNATIONAL, LTD., a Colorado corporation (the “Company”) and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the “Investor”).

Recitals:

WHEREAS, the Company and the Investor entered into a Standby Equity Distribution Agreement (the “Standby Equity Distribution Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) each of which is dated May 17, 2005. The Company, the Investor, and Monitor Capital, Inc. (“Monitor”) have entered into a Placement Agent Agreement (the “Placement Agent Agreement”). The Standby Equity Distribution Agreement, the Registration Rights Agreement, and the Placement Agent Agreement are collectively referred to as the “Transaction Documents”. In connection with the Standby Equity Distribution Agreement the Company issued to the Investor 1,202,779 shares of the Company’s common stock (the “Investor’s Shares”) and in connection with the Placement Agent Agreement, the Company issued to the Placement Agent 125,000 shares of the Company’s common stock (the “Placement Agent’s Shares”).

NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

Termination. The Company and the Investor, and the Placement Agent (with respect to the Placement Agent Agreement) hereby agree to terminate the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

2.	Investor’s Shares. The Investor shall retain 600,889 of the Investor’s Shares and return the other 601,890 of the Investor’s Shares to the Company to be canceled.

3.	Placement Agent Fees. The Placement Agent shall retain 62,500 of the Placement Agent’s Shares and return the other 62,500 of the Placement Agent’s Shares to the Company to be canceled.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have signed and delivered this Termination Agreement on the date first set forth above.

TRANSAX INTERNATIONAL, LTD.	CORNELL CAPITAL PARTNERS, LP

By: /s/ Stephen Walters	By: Yorkville Advisors, LLC
Name: Stephen Walters	Its: General Partner
Title: President and CEO
By: _______________________________
Name: Mark A. Angelo
Title: Portfolio Manager

With respect to the Placement Agent Agreement:
PLACEMENT AGENT:
MONITOR CAPITAL INC.

By: ________________________________
Name: Hsiao-Wen Kao
Title: President